Inventergy Announces Shareholder Sales Restriction Agreements

Campbell, CA June 9, 2014—Inventergy Global, Inc. (NASDAQ: INVT) (“Inventergy”) announced today that all major shareholders and Company Founders collectively representing over 78% of previously issued common and preferred stock securities (“Restricted Securities”) in Inventergy, Inc. have agreed to limitations on sale of those securities through November 30, 2014.

In particular, each such stockholder agrees (a) to sell no Restricted Securities until July 1, 2014 unless the Inventergy’s common stock price is above $6.00 per share; (b) from July 1 to August 30, to only sell a maximum of approximately 6% per month of that shareholder’s beneficially held Restricted Securities if Inventergy’s stock price is above $4.00 per share; (c) from September 1 through November 30, to only sell a maximum of approximately 6% per month of that shareholder’s beneficially held Restricted Securities; and (d) remain able to sell any number of Restricted Securities if Inventergy’s stock price is above $6.00 per share. In addition, these shareholders have agreed to not engage in any short selling during the restriction period.

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About Inventergy Global, Inc.

Inventergy Global, Inc. (NASDAQ: INVT) is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy Global, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any projections or estimates set forth herein. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Inventergy and our management team, are inherently uncertain. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact

Investors:

Chris Camarra
Director, Investor Relations
(212) 260-0579
chris@inventergy.com

Media Contact:

Wendy Chou

CHOUmedia LLC

(718) 812-6707

wendy@choumedia.com